Exhibit 10.2

                      EMPLOYMENT AND CONSULTING AGREEMENT


     THIS EMPLOYMENT AGREEMENT effective as of the 1st day of January, 2003 by and between DIRECT INSITE CORP, a Delaware corporation (hereinafter the "Company") and ROBERT L. CARBERRY, an individual residing at 6494 NW 32 Way, Boca Raton, Florida 33496. (hereinafter called "Carberry").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to enter into an Employment Agreement with Carberry (the "Agreement"); and

     WHEREAS, Carberry desires to enter into the Agreement.

     NOW, THEREFORE, it is agreed as follows:

     1. Prior Agreements Superseded. This Agreement supersedes any employment, consulting or other agreements, oral or written, entered into between, Carberry and or Telluride Group, and the Company prior to the date of this Agreement except for stock options or stock issuances previously granted to, Carberry and or Telluride Group, which stock options and stock issuances shall continue in full force and effect.

     2. Employment. The Company hereby agrees to employ Carberry and Carberry hereby agrees to serve as President or Vice Chairman of the Company through August 15, 2004 reporting to the CEO and Chairman; and as a Consultant contiguously thereafter until February 15, 2007. Carberry's employment as President or Vice Chairman hereunder shall be on a full-time basis and he shall not engage in any other business, except with the prior approval of the Board and Chief Executive Officer. . Notwithstanding the foregoing, it is understood that the duties of Carberry during the performance of employment shall not be inconsistent with his then position and title.

     3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the Term of this Agreement is:

     (a) the Employment Term of this Agreement shall end on August 15, , 2004 and

     (b) the Consulting Period of this Agreement shall end February 15, 2007.

     (c) these terms shall run sequentially.

     4.  Compensation.   For  all  services  rendered  by  Carberry  during  the
Employment Term under this Agreement, compensation shall be paid to Carberry as follows:

     (a) Carberry shall be paid at the annual rate of Two Hundred Forty Thousand ($240,000) Dollars.

     (b) Carberry shall be granted stock options to purchase 200,000 shares of the Company's common stock at fair market value per share on the date of issuance. 150,000 options shall vest immediately and the remaining options shall vest pro rata on a monthly basis between the date of execution of this Agreement and January 1, 2004. . During the period of employment, Carberry shall be eligible to further participate in the Company's stock option and stock purchase plans to the extent determined in the discretion of the Board.

     (c) Carberry shall be entitled to participate in any short-term or long-term incentive plan available to executive employees.

     (d) Carberry shall receive a transportation allowance of $600 monthly and also be reimbursed for weekend transportation expenses from the Company's offices in New York to his home in Florida during the Employment Term.


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     (e) During the  period of  employment,  Carberry  shall be  furnished  with office space and secretarial service and facilities commensurate with his position and adequate for the performance of his duties at 80 Orville Drive, Bohemia, New York.

     (f) Carberry shall be entitled to fully participate in all benefit programs available to executive employees of the Company throughout the Employment Term and the Consulting Period of this Agreement.

     5. Expenses. Carberry, during both the Employment Term and the Consulting Period, shall be reimbursed for all out-of-pocket expenses, reasonably incurred by him in the performance of his duties hereunder. Expense reports, with receipts and justifications, must be submitted to the Chief Executive Officer for approval. During the Employment Term such expenses may include but not be limited to temporary living accommodation expenses which are not to exceed $ 2,500.00 per month.

     6. Severance Benefits. Carberry shall be entitled to the severance benefits provided for in subsection (c) hereof in the event of the termination of his employment by the Company without cause or in the event of a voluntary termination of employment by Carberry for good reason. In such event, Carberry shall have no duty to mitigate damages hereunder. Carberry and the Company acknowledge that the foregoing provisions of this paragraph 6 are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with this Agreement, and with due regard to future expectations.

     (a) The term "cause" shall mean:

          (i) Carberry's willful and continued failure to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to Carberry by the Chairman of the Board of the Company which specifically identifies the manner in which the Board believes Carberry has not substantially performed his duties pursuant to 30 days' written notice by the Company to Carberry of the grounds constituting such failure and reasonable opportunity afforded Carberry to cure the alleged failure.

          (ii) Carberry's repeated or willful failure or refusal to follow reasonable directions from the Company's Board provided that (a) Carberry is provided written notice of such directions and a reasonable period in which to comply or cure and (b) Carberry's compliance with any such direction would not be illegal or unlawful.

          (iii) Any act or fraud, embezzlement or theft committed by Carberry whether or not in connection with his duties or in the course of his employment which substantially impairs his ability to perform his duties hereunder.

          (iv) Any willful disclosure by Carberry of confidential information or trade secrets of the Company or its affiliates.

          For purposes of this paragraph, no act or failure to act on Carberry's part shall be considered "willful" unless done, or omitted to be done, by Carberry not in good faith. . Notwithstanding the foregoing, Carberry shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a notice of termination from the Chairman of the Board of the Company after reasonable notice to Carberry and an opportunity for Carberry with his counsel to be heard before the Board of Directors of the Company finding that in the good faith opinion of such Board of Directors Carberry committed prohibited conduct as set forth in clauses (i), (ii),(iii) or (iv) of this paragraph and specifying the particulars thereof in detail.


     (b) For these purposes, Carberry shall have "good reason" to terminate the Employment Term of this Agreement if:


          (i) the Company removes Carberry from his then current position.or
          (ii) if the Company has a change of control defined as in the event the Company has been consolidated or merged into or with any other corporation or all or substantially all of the assets of the Company have been sold to another corporation, or if any entity acquires voting control of the Company with or without the consent of Carberry and as a consequence of such change of control Jim Cannavino is no longer the CEO of the Company during the Employment Term of this Agreement; (iii) the Company fails to comply with the terms and conditions under this Agreement;

     (c) The severance benefits under this section in the event of termination without cause or by Carberry for "good reason", shall consist of the continued payment to Carberry for the remaining term of Employment Term this Agreement, of the annual salary provided in Section 4(a) hereof plus the immediate vesting of all outstanding options; and of the payment to Carberry of the Consulting Period fees provided in the Section 8.

     7. Death. In the event of Carberry's death during the term of this Agreement, Carberry's legal representative shall be entitled to receive his per annum base salary as provided in paragraph 4(a) of this Agreement to the last day of the calendar quarter following the calendar quarter in which Carberry's death shall have occurred.

     8. Consulting Period. (a) Effective upon the end of the Employment Term (unless the Agreement is terminated for cause by the Company), Carberry shall become a consultant to the Company in recognition of the continued value to the Company of his extensive knowledge and expertise. Unless earlier terminated as provide in Section 8(g), the consulting period shall continue for two years and six months. ("Consulting Period").

     (b) During the Consulting Period, Carberry shall consult with the Company and its senior executive officers regarding its respective businesses and operations. Such consulting services shall not require more than 48 days in any calendar year, nor more than four days in any month, it being understood and agreed that during the Consulting Period Carberry shall have the right, consistent with the prohibitions of Section 9 below, to engage in full time or part-time employment with any business enterprise that is not a competitor of the Company.

     (c) Carberry's services as a consultant shall only be required at such times and such places as shall not result in unreasonable inconvenience to him, recognizing his other business commitments that he may have to accord priority over the performance of services for the Company. In order to minimize interference with Carberry's other commitments, his consulting services may be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telephone, fax or other similar mode of communication at times, including weekends and evenings, most convenient to him.

     (d) During the Consulting Period, Carberry shall not be obligated to serve as a member of the Board or to occupy any office on behalf of the Company or any of its subsidiaries.

     (e) During the Consulting Period, Carberry shall receive from the Company each month the sum of Twelve Thousand Dollars ($12,000).

     (f) In the event of disability during the Consulting Period, the Company or Carberry may terminate Carberry's consulting services. If Carberry's consulting services are terminated due to disability, he shall be entitled to compensation, in accordance with Section 8(e), for the remainder of the Consulting Period.

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     (g) The Consulting Period shall terminate earlier, upon Carberry's death or upon his failure to perform consulting services as provided in Section 8 pursuant to 30 days' written notice by the Company to Carberry of the grounds constituting such failure and reasonable opportunity afforded Carberry to cure the alleged failure. Upon any such termination, payment of consulting fees and benefits shall cease.

     9 Non-Competition.

     (a) Carberry agrees that, during the term of this Agreement, he will not, without the prior written approval of the Board, directly or indirectly, through any other individual or entity, (a) become an officer or employee of, or render any services [including consulting services] to, any competitor. of the Company,
(b) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company or to become a customer of any competitor of the Company, and Carberry will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (c) solicit, raid, entice or induce any employee of the Company, and Carberry will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 9 shall be construed as preventing Carberry from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services (including consulting services) to, any competitor of the Company.

     (b) During the term hereof and at all times thereafter, Carberry shall not disclose to any person, firm or corporation other than the Company any trade secrets, trade information, techniques or other confidential information of the business of the Company, its methods of doing business or information concerning its customers learned or acquired by Carberry during Carberry's relationship with the Company and shall not engage in any unfair trade practices with respect to the Company provided that the Company has not ceased operations.

     10 Enforcement.

     (a) The necessity for protection of the Company and its subsidiaries against Carberry's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of Carberry's talent and his importance to the Company. Accordingly, Carberry agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) for the purpose of restraining Carberry from any actual or threatened breach of the covenants contained in paragraph 9 of this Agreement.

     (b) If for any reason a court determines that the restrictions under paragraph 9 of this Agreement are not reasonable or that consideration therefore in adequate, the parties expressly agree and covenant that such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in paragraph 9 as will render the restrictions valid and enforceable.

     11. Jurisdiction and Venue.

     It is hereby irrevocably agreed that all disputes or controversies between the Company and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of New York, County of New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association to be

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conducted before a single arbitrator, who shall be either an attorney or retired judge licensed to practice law in the State of New York. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of New York, County of New York, or in the State of New York for this purpose.

     12. Notices.

     Any notice to be given to the Company or Carberry hereunder shall be deemed given if delivered personally, telefaxed or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:

        To the Company: Direct Insite Corp.
                        80 Orville Drive
                        Bohemia, New York   11716
                        Attn:  James A. Cannavino
                        Chairman and Chief Executive Officer

        Copy to:        David H. Lieberman, Esq.
                        Beckman, Lieberman & Barandes, LLP
                        100 Jericho Quadrangle
                        Suite 225
                        Jericho, NY  11753

        To Carberry:    Robert L. Carberry
                        6494 NW 32 Way
                        Boca Raton, Florida    33496

Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

     11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon Carberry, his heirs, executors, administrators and legal representatives.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties except as specifically otherwise indicated herein.

     13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.


     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.


                                    DIRECT INSITE CORP.

                                    By:  /s/ James A. Cannavino
                                         ---------------------------------------
                                         James A. Cannavino
                                         Chairman and Chief Executive Officer

                                         /s/ Robert L.Carberry
                                         ---------------------------------------
                                         Robert L. Carberry
                                         Employee